EXHIBIT 5

                                  June 29, 1999



Guaranty Bancshares, Inc.
100 West Arkansas
Mount Pleasant, Texas 75456

Gentlemen:

We have acted as counsel for Guaranty Bancshares, Inc., a Texas corporation ("Company"), in connection with the Registration Statement on Form S-4 (Registration No. 333-_____), filed by the Company under the Securities Act of 1933, as amended ("Registration Statement"), with respect to up to a maximum of 351,750 shares of common stock, $1.00 par value ("Common Stock"), of the Company to be issued to the shareholders of First American Financial Corporation ("First American") pursuant to the Agreement and Plan of Reorganization as of April 23, 1999, as amended, between First American and the Company (the "Agreement").

In such capacity we are familiar with the Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, the Registration Statement and the Agreement and have examined all statutes, records, instruments and documents as we have deemed necessary for purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies and the truthfulness of all statements of fact contained therein.

Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.
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Guaranty Bancshares, Inc.
June 18, 1999
Page 2


      2. The shares of Common Stock proposed to be issued pursuant to the Agreement will, when issued in accordance with the terms thereof, be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters."

                                     Very truly yours,



                                     /s/ BRACEWELL & PATTERSON, L.L.P.
                                         Bracewell & Patterson, L.L.P.